Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-135545

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED

JUNE 30, 2006,

AS SUPPLEMENTED BY

PROSPECTUS SUPPLEMENT DATED

MAY 29, 2008

JetBlue Airways Corporation

EXPLANATORY STATEMENT

This Prospectus Supplement is being filed solely to disclose the “Calculation of Registration Fee Chart” in accordance with Rule 456(b)(1)(ii) of the Securities Act of 1933 to be consistent with the number of shares being offered pursuant to the above-referenced prospectus supplement dated May 29, 2008.

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
5.50% Convertible Debentures due 2038 (Series A and Series B)	201,250,000(1)(2)(4)	100%(4)	$201,250,000(1)(2)(4)	$7,909.13(3)(5)

(1) Equals the aggregate principal amount of Convertible Debentures due 2038 to be registered hereunder. These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

(2) Includes $26,250,000 in aggregate principal amount of 5.50% Convertible Debentures due 2038 (the “Debentures”), assuming exercise of the over-allotment option by the underwriters.

(3) Calculated pursuant to Rule 457(r) of the Securities Act.

(4) Pursuant to Rule 416 of the Securities Act, the registration statement shall include an indeterminate number of shares of common stock that may be issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(5) Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of common stock underlying the Debentures because no additional consideration is to be received in connection with the exercise of the conversion rights.